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EXHIBIT 99.4

IntelliPrep Technologies, Incorporated

2000 EQUITY INCENTIVE PLAN

IntelliPrep Technologies, Incorporated
2000 Equity Incentive Plan

i

INTELLIPREP TECHNOLOGIES, INCORPORATED
2000 EQUITY INCENTIVE PLAN

1.  Purpose

    The purpose of IntelliPrep Technologies, Incorporated 2000 Equity Incentive Plan (the "Plan") is to provide additional compensation incentives for high levels of performance and productivity of key employees, consultants, joint venture employees, officers and directors of the Participating Companies. Such incentive awards may consist of shares of the Company, incentive stock options or nonqualified stock options.

2.  Definitions

    When used herein, the following terms shall have the following meanings:

    (a) "Award" means an award, in the form of Shares or Options, granted to any Eligible Employee in accordance with the provisions of the Plan.

    (b) "Award Agreement" means the written agreement or certificate evidencing each Award granted to an Eligible Employee under the Plan.

    (c) "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 12 to receive the amount, if any, payable under the Plan upon the death of an Eligible Employee.

    (d) "Board" means the Board of Directors of the Company.

    (e) "Change of Control" means the occurrence of any of the events set forth in the following paragraphs:

    (1)
    any Person is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 25% or more of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

    (2)
    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

    (3)
    there is consummated a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

    (4)
    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

    (f)  "Code" means the United States Internal Revenue Code of 1986, as amended.

    (g) "Company" means IntelliPrep Technologies, Incorporated and its successors and assigns.

    (h) "Committee" means the Committee appointed by the Board pursuant to Section 12.

    (i)  "Effective Date" means January 1, 2000.

    (j)  "Eligible Employee" means an employee, consultant, joint venture employee, officer or director of any Participating Company whose responsibilities and decisions, in the judgment of the Committee, directly affect the management, growth, performance or profitability of any Participating Company. When required by the context, "Eligible Employee" includes an individual who has been granted an Award but is no longer an employee of any Participating Company. Consultants, joint venture employees and directors who are not employees or officers of the Company shall not be eligible for Awards which are incentive stock options under Section 422 of the Code.

    (k) "Fair Market Value" means, unless another reasonable method for determining fair market value is specified by the Committee, the closing price of the Shares as reported by a national stock exchange or a national quotation system, as reported or quoted by such exchange or system, if the Shares are so listed for the date in question, or as determined otherwise by the Committee if not so listed.

    (l)  "Participating Company" means the Company and any "subsidiary" within the meaning of Section 424 of the Code and, for purposes of an Award of a nonqualified stock Option, any Company in which the Company or such subsidiary has an equity or partnership interest.

    (m) "Plan" means the IntelliPrep Technologies, Incorporated 2000 Equity Incentive Plan, as the same may be amended, administered or interpreted from time to time.

    (n) "Option" means an option to purchase Shares subject to the applicable provisions of Sections 6,7 and 8 and awarded in accordance with the terms of the Plan and which may be an incentive stock option under Section 422 of the Code or a nonqualified stock option.

    (o) "Shares" means the shares of Common Stock, par value $.001, of the Company, or shares of the Company into which such shares are converted or exchanged.

    (p) "Total Disability" means the complete and permanent inability of an Eligible Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

3.  Shares Subject to the Plan

    (a) The maximum number of Shares which may be issued pursuant to Awards granted under the Plan and awards or options granted under another plan or program of the Company shall be 3.600,000 shares, except for adjustments as provided in Section 14 of this Plan. Such shares shall be made available from authorized and unissued shares or shares held by the Company in its treasury.

    (b) If, for any reason, any Shares awarded or subject to purchase or issuance under the Plan are not delivered or are reacquired by the Company for reasons including, but not limited to, a forfeiture, termination, expiration or a cancellation of an Award, such Shares shall be deemed not to have been issued pursuant to Awards under the Plan.

4.  Grant of Awards and Award Agreements

    (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Eligible Employees or groups of Eligible Employees to whom Awards are to be granted; (ii) grant awards to Eligible Employees; (iii) determine the form or forms of Award to be granted to any Eligible Employee; (iv) determine the amount or number of Shares subject to each Award; (v) determine the terms and conditions (which need not be identical) of each Award; (vi) determine the price at which Shares may be offered under each Award, which price may be zero; (vii) interpret, construe and administer the Plan and any related Award Agreement and define the terms employed therein; and (viii) make all of the determinations necessary or advisable with respect to the Plan or any Award granted thereunder.

    (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify.

    (c) The Committee may permit the voluntary surrender of all or a portion of any Award granted under the Plan to be conditioned upon the granting of a new Award, or may require such voluntary surrender as a condition to a grant of a new Award. Any such new Award shall be subject to such terms and conditions as are specified by the Committee at the time the new Award is granted, determined in accordance with the provisions of the Plan without regard to the terms of the surrendered Award.

    (d) No person may be granted Awards during any consecutive 12-month period on more than 500,000 Shares (subject to adjustment pursuant to Section 14).

5.  Duration of the Plan

    Subject to the provisions of Section 14, the Plan shall remain in effect until December 31, 2010.

6.  Terms and Conditions of Incentive Stock Options

    Incentive stock options shall be evidenced by Award Agreements, which agreements shall be subject to the terms and conditions set forth in Section 8 of this Plan and shall contain in substance the following terms and conditions and such other terms and conditions not inconsistent therewith as the Committee may approve:

    (a) Option Price. Except as hereinafter provided, the option price per Share underlying each incentive stock option shall be 100% of the Fair Market Value of a Share at the time such Option is granted.

    (b) Ten Percent Stockholder. The option price per Share underlying any incentive stock option granted to any individual who, at the time of the grant, owns shares possessing more than ten (10) percent of the total combined voting power of all classes of shares of the Company or any of its subsidiary corporations shall be 110% of the Fair Market Value of a Share at the time such Option is granted.

    (c) Annual Limit. No incentive stock option may be granted under this Plan if such grant, together with applicable prior grants which are incentive stock options within the meaning of Section 422 of the Code, would exceed any maximum established under the Code for incentive stock options that may be granted to an individual employee. To the extent such maximum is exceeded, the Option shall be treated as a nonqualified option.

    (d) Medium and Time of Payment. An Option shall be exercised by giving written notice of exercise to the Company. Such notice shall specify the number of Shares to be purchased and shall be accompanied by a certified check, cashier's check, money order or bank draft for the full purchase price therefor. In addition, the employee shall, upon notification of the amount due and prior to, or concurrently with, the delivery to the employee of a certificate representing the Shares, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements with respect to the issue or transfer of shares. Alternatively, an Option may be exercised in whole or in part by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price and applicable withholding taxes, and such other documents as the Committee may determine. Such method of payment shall be permitted only to the extent it does not result in a change to the Company's reported earnings under generally accepted accounting principles.

    (e) Withholding. It shall be a condition to the performance of the Company's obligation to issue or transfer Shares upon exercise of an Option or Options that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Shares upon such exercise.

    (g) Employment Requirement. No incentive Stock Option shall be granted to any individual who is not an employee of the Company or a subsidiary.

7.  Terms and Conditions of Nonqualified Options

    Nonqualified options shall be evidenced by Award Agreements which shall be subject to the terms and conditions set forth in Section 9 of this Plan and shall contain in substance the terms and conditions set forth in subparagraphs (d) and (e) of Section 6 of this Plan and the following terms and such other terms and conditions not inconsistent therewith as the Committee may approve. The option price per Share under a nonqualified option shall be determined by the Committee at the time of the grant of each Option in accordance with the requirements of any stock exchange upon which the Shares are listed.

8.  Provisions Relating to Options

    All Options granted under this Plan shall be subject to the following provisions:

    (a) Term. An Option shall have such term as is fixed by the Committee, provided that no Option may be exercised after the expiration of ten (10) years from the date of grant of such Option, further provided that no incentive stock option granted to any individual who, at the time of the grant, owns shares of the Company possessing more than ten percent of the total combined voting power of all classes of shares of the Company or any of its subsidiary companies may be exercised after the expiration of five (5) years from the date of grant of such Option.

    (b) Exercise. Each Option granted under the Plan shall be exercisable with respect to such number of Shares and, subject to the provisions of Section 8 hereof, at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant.

    (c) Rights as a Stockholder. A recipient of Options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of a stock certificate to him for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

    (d) Non-Assignability of Options. No Option shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. During the lifetime of a recipient, Options shall be exercisable only by him.

    (e) Effect of Termination of Employment, Disability or Death.

    (i) Options Granted Prior to May 21, 2001: Subject to the other provisions of Section 8 hereof, any unexercised portion of any Option granted under the Plan automatically shall terminate and have no further force or effect whatsoever upon the grantee's ceasing to be employed by a Participating Company, (or by a corporation or subsidiary of such corporation issuing a new stock option or assuming such stock option in a transaction to which Section 424 of the Code is applicable), unless such cessation of employment shall be because of involuntary termination of employment by the employer corporation which the board of directors of the employer corporation in its sole discretion shall determine to be without cause, in which case an incentive stock Option shall be exercisable within a period of three (3) months following the date of such cessation of employment and a nonqualified stock Option shall be exercisable within a period of one (1) year following the date of such cessation of employment.

    (ii) Options Granted After May 21, 2001: Subject to the other provisions of Section 8 hereof, any unvested portion of any Option granted under the Plan automatically shall terminate and have no further force or effect whatsoever upon the grantee's ceasing to be employed by a Participating Company, (or by a corporation or subsidiary of such corporation issuing a new stock option or assuming such stock option in a transaction to which Section 424 of the Code is applicable). Provided, however, that following the date of a cessation of employment, (i) any unexercised portion of any incentive stock Option granted under the Plan shall be exercisable within a period of three (3) months and (ii) any unexercised portion of any nonqualified stock Option granted under the Plan shall be exercisable within a period of six (6) months, unless such cessation of employment shall be because of involuntary termination of employment by the employer corporation which the board of directors of the employer corporation in its sole discretion shall determine to be without cause, in which case any unexercised portion of any nonqualified stock Option granted under the Plan shall be exercisable withn a period of one (1) year following the date of such cessation of employment

    In the event such cessation of employment shall be because of Total Disability (as determined by the Committee in its discretion), an Option shall be exercisable within a period of one (1) year following the date of cessation of employment by the grantee, his or her guardian, committee or other authorized representative.

    In the event cessation of employment shall be because of death, an incentive stock Option or a nonqualified stock Option shall be exercisable within a period of one (1) year following the date of death by the estate of the grantee or by the person or persons to whom the grantee's rights under the Option shall pass by the grantee's will or the laws of descent and distribution.

    In no event may an Option be exercised after the expiration date thereof. The Committee shall have the complete discretion to modify such periods with respect to nonqualified stock Options, to the extent permitted by law.

    (f)  Acceleration. Notwithstanding anything to the contrary set forth in this Plan, the Board of Directors of the Company shall have the power to cause all Options then outstanding to be deemed to have been amended to permit the exercise thereof in whole or in part by the holder at any time or from time to time. To the extent that an acceleration of the exercisability of an incentive stock option pursuant to this paragraph causes the aggregate Fair Market Value of Shares (determined as of the time the Option with respect to such stock was granted) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under the Plan (or any other plan of the Company or subsidiary thereof providing for the grant of incentive stock options) to exceed $100,000, such Options shall be treated as nonqualified options.

    (g) General Restriction. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the Shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or transfer of Shares thereunder, or unless the Board of Directors is reasonably satisfied there exists an available exemption from the federal and state registration and/or qualification requirements to the exercise of the Options and the delivery of the Shares, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

    (h) Medium and Time of Payment. The provisions of Sections 6(d) shall apply to the grant of nonqualified Options, to the extent permitted by the Committee.

9.  Other Stock Awards

    The Committee may grant other Awards under the Plan which are denominated in stock units or pursuant to which Shares may be acquired, including Awards valued using measures other than market value, if deemed by the Committee in its discretion to be consistent with the purposes of the Plan and in compliance with applicable securities laws and the requirements of any stock exchange on which the Shares are listed. Subject to the terms of the Plan, the Committee shall determine the form of such Awards, the number of Shares to be granted or covered pursuant to such Awards and all other terms and conditions of such Awards.

10. Certificates for Awards of Common Shares

    (a) Subject to Section 6(d), each Eligible Employee entitled to receive Shares under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the Eligible Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

    (b) The Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such shares on any stock exchange or quotation system on which the Shares may then be listed or quoted, (ii) the completion of any registration, qualification, approval or authorization of such Shares under any federal or state law, or any ruling or regulation or approval or authorization of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or (iii) unless the Board of Directors is reasonably satisfied there exists an available exemption from the federal and state registration and/or qualification requirements relating to the exercise of the Options and the delivery of the Shares.

    (c) All certificates for Shares delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 10(c) shall not be effective if and to the extent that the Shares delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

    (d) Each Eligible Employee who receives an award of Shares shall have all of the rights of a holder of Common stock with respect to such shares, including the right to receive dividends and other distributions. No Eligible Employee shall have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares.

11. Beneficiary

    (a) Each Eligible Employee shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. An Eligible Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation, or change or revocation thereof, shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Eligible Employee's death, and in no event shall it be effective as of a date prior to such receipt.

    (b) If no such Beneficiary designation is in effect at the time of an Eligible Employee's death, or if no designated Beneficiary survives the Eligible Employee or if such designation conflicts with law, the Eligible Employee's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the right thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

12. Administration of the Plan

    (a) The Plan shall be administered by the Committee, which shall consist of two or more persons, as appointed by the Board and serving at the Board's pleasure. Each member of the Committee shall be a member of the Board and solely with respect to the grant and administration of the Awards granted hereunder that are intended to satisfy the applicable requirements of Section 162(m) of the Code, an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code.

    (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

    (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof and any related Award agreement and define the terms employed in the Plan or any agreement, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

    (d) The Committee shall have full power, discretion and authority to prescribe and rescind rules, regulations and policies for the administration of the Plan.

    (e) The Committee's decisions and determinations under the Plan and with respect to any Award granted thereunder need not be uniform and may be made selectively among Eligible Employees, whether or not such Eligible Employees are similarly situated.

    (f)  The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

    (g) The Committee may employ such legal counsel, including without limitation independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

    (h) No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted or not granted under it. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification or insurance the members or former members may have as directors or under the by-laws of the Company or otherwise.

13. Amendment or Discontinuance

    The Board may, at any time, amend or terminate the Plan, except that no amendment shall increase the maximum number of shares which may be optioned (except in accordance with the provisions of Section 14 hereof), change the class of employees eligible to receive Options, decrease the option price, or extend the terms of the Plan without the prior approval of a simple majority of the votes cast by the holders of the voting Shares of the Company at a meeting duly called for such purpose. All such amendments to the Plan, whether or not requiring stockholder approval, shall be subject to the approval, if applicable, of any stock exchange upon which the shares of the Company are listed. The Plan may also be amended by the Committee, provided that all such amendments shall be reported to the Board. No amendment or termination shall, when taken as a whole, adversely and materially affect the rights of any recipient of a previously granted award without his or her consent unless the amendment or termination is necessary or desirable for the continued validity of the Plan or its compliance with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation.

14. Adjustments in Event of Change in Shares

    In the event of any recapitalization, reclassification, stock dividend, split-up or consolidation of Shares, amalgamation, merger or consolidation of the Company, or other event affecting the Shares as determined by the Committee, the Committee shall make appropriate adjustments in the number and kind of securities which may be issued pursuant to Awards under the Plan, including Awards then outstanding, and the Committee may make such adjustments to the terms, conditions or restrictions on securities or Awards as the Committee deems equitable.

15. Miscellaneous

    (a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

    (b) No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise.

    (c) No Eligible Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments of Awards provided for under the Plan shall be paid by the Company either by issuing Shares or by delivering cash from the general funds of the Company or other property of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the participant or his or her dependents, beneficiaries or estate from any trust or special or separate fund established in connection with this Plan. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure any payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the participant shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments.

    (d) At the time of any exercise of any Option under the Plan, the Committee may, if it shall deem it necessary or desirable for any reason connected with any applicable law or regulation of any governmental authority relating to the regulation of securities, require as a condition to the issuance of any Shares to the optionee that the optionee represent in writing to the Company that it is his or her then intention to acquire the shares for investment and not with a view to the distribution thereof. In the event such a representation is required and made, no shares shall be issued to the optionee unless and until the Company is satisfied with the correctness of such representation. Certificates for shares as to which such representation is required and made may, in the discretion of the Committee, and subject to any applicable securities laws or the requirements of any stock exchange upon which the Shares are listed, be endorsed with a legend noting such representations.

    (e) Any optionee who disposes of any Shares acquired through the exercise of an option granted under the Plan either (a) within two years from the date of the grant of the Option pursuant to which the subject shares were acquired or (b) within one year after the issue of such shares to the optionee, shall promptly notify the Company of such disposition and the amount of consideration realized upon such disposition.

    (f)  If the Committee shall find that any person to whom any Award, or portion thereof, is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

    (g) The right of any Eligible Employee or other person to any Award under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 8 with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Eligible Employee or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Eligible Employee or his or her Beneficiary, then the Committee may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Eligible Employee, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Eligible Employee, (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

    (h) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available for review to all Eligible Employees at all reasonable times at the Company's administrative offices.

    (i)  The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Eligible Employee or his or her Beneficiary, for the withholding of any federal, state or local taxes. The Committee may in its discretion permit the payment of such withholding taxes by authorizing the Company to withhold Shares to be issued, or by delivering to the Company shares of Shares owned by the Eligible Employee or Beneficiary, in either case having a Fair Market Value equal to the amount of such taxes.

    (j)  The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.

    (k) All elections, designations, requests, notices, instructions and other communications from an Eligible Employee, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

    (l)  The terms of the Plan shall be binding upon the Company and its successor and assigns.

    (m) Absence on leave of up to 90 days approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

    (n) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions hereof.

    (o) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

16. Loans

    The Committee may, in its discretion, authorize loans by the Company to participants in connection with the exercise of Options. The loans shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose from time to time. Every loan shall meet all applicable laws, regulations and rules of the Internal Revenue Code, the Federal Reserve Board and any other governmental agency having jurisdiction.

17. Effective Date and Stockholder Approval

    The Effective Date of the Plan shall be January 1, 2000. No Awards will be granted under the Plan after the expiration of ten years from the Effective Date.

18. Change of Control

    Upon a Change of Control, each Option granted under the Plan prior to August 9, 2000 and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation. This Section 18 shall not apply to any Option granted after Aug 9, 2000

    Sections 3(a)of the Plan amended by the Board on December 21, 2000 to increase the number of shares authorized for issuance from 2,600,000 shares to 3,600,000 shares.

    Section 8(e) of the Plan amended by the Board on May 21, 2001 to provide for the exercise of vested but unexercised options for a period of time following the cessation of employment for any reason other than an involuntary termination without cause.

    Section 18 of the Plan amended by the Board on December 21, 2000 to eliminate the acceleration of vesting of Options upon a Change of Control for options granted after August 9, 2000.

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INTELLIPREP TECHNOLOGIES, INCORPORATED 2000 EQUITY INCENTIVE PLAN